                           ARCHIBALD CANDY CORPORATION
                           10-1/4% SENIOR SECURED NOTE
                                     DUE 2004

NO.                                     $
CUSIP NO.

          Archibald Candy Corporation, an Illinois corporation (the "Company"), as obligor, for value received promises to pay to ______________ or registered
assigns, the principal sum of [               ] Dollars on July 1, 2004.  Inter-
est Payment Dates:  January 1 and July 1 and on the maturity date.  Record
Dates:  December 15 and June 15 (whether or not a Business Day).

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                         Dated:


                         ARCHIBALD CANDY CORPORATION


                         By:
                             -------------------------------------------------
                              Name:
                              Title:


                         By:
                              ------------------------------------------------
                               Name:
                               Title:

Trustee's Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee


By:
    ----------------------------
    Authorized Signature

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           10-1/4% SENIOR SECURED NOTE
                                    DUE 2004

          1. INTEREST. Archibald Candy Corporation, an Illinois corporation (the "Company"), as obligor, promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

          The Company shall pay, in cash, interest on the principal amount of this Note, at the rate of 10-1/4% per annum. The Company shall pay interest semi-annually on January 1 and July 1 of each year, and on the maturity date, commencing on January 1, 1998, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

          Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 2, 1997. To the extent lawful, the Company shall pay interest on overdue install-ments of interest (without regard to any applicable grace periods) at the same rate.

          2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check to a Holder's registered address, PROVIDED, that all payments with respect to Global Notes, and certificated notes the Holders of which have given wire transfer instructions to the Company and the paying agent, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

          3. PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture dated as of July 2, 1997 (the "Indenture") among the Company and The Bank of New York, as the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Notes are limited to $100,000,000 in aggregate principal amount.

          5. OPTIONAL REDEMPTION. The Notes are not redeemable at the Company's option prior to July 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

          YEAR                        PERCENTAGE
          ----                        ----------
          2001 . . . . . . . . .       105.125%
          2002 . . . . . . . . .       102.563
          2003 and thereafter. .       100.000

          Notwithstanding the foregoing, at any time or from time to time prior to July 1, 2000, the Company may, at its option, redeem up to $33.0 million of the original principal amount of the Notes, at a redemption price of 110.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED, that (a) such redemption shall occur within 90 days of the date of closing of such public offering and (b) at least $67.0 million aggregate principal amount of Notes remains outstanding immediately after giving effect to each such redemption.

          6. MANDATORY REDEMPTION. There shall be no mandatory redemption of the Notes.

          7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Company need not exchange or register the transfer (i) of any Note or portion of a Note selected for re-demption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corre-sponding Interest Payment Date.

          8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.

          9. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except certain payment de-faults) or compliance with any provision of the Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture and the Notes may be amended or supple-mented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights under the Indenture of any Holder, to release any Guarantee of the Notes permitted to be released under the terms of the Indenture or to comply with requirements of the Commission in order to effect or maintain the quali-fication of the Indenture under the TIA.

          10. DEFAULTS AND REMEDIES.   If an Event of Default occurs and is
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare by written notice to the Company and the Trustee all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

          11. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          12. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, shareholder or controlling person of the Company or Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

          13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          15. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.
No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          16. ADDITIONAL RIGHTS OF HOLDERS OF SECURITIES. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Archibald Candy Corporation, 1137 West Jackson Boulevard, Chicago, Illinois 60607, Attention: Secretary.

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

______________________________________________________________________________


Date:____________________


                              Your Signature:_________________________________
                                             (Sign exactly as your name appears
                                                  on the face of this Note)

Signature Guarantee*


________________

*    NOTICE:   The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

               (1)  The Securities Transfer Agent Medallian Program (STAMP);
               (2)  The New York Stock Exchange Medallian Program (MSP);
               (3)  The Stock Exchange Medallian Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, as the case may be, state the amount you elect to have purchased (if all, write "ALL"):
$______________



Date:__________________________




                    Your Signature:_________________________
                         (Sign exactly as your name appears
                          on the face of this Note)

Signature Guarantee*

---------------

*    NOTICE:   The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

               (1)  The Securities Transfer Agent Medallian Program (STAMP);
               (2)  The New York Stock Exchange Medallian Program (MSP);
               (3)  The Stock Exchange Medallian Program (SEMP).

              SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(2)


          The following exchanges of a part of this Global Note for Definitive Notes have been made:


                                                                            PRINCIPAL AMOUNT OF THIS
                      AMOUNT OF DECREASE IN      AMOUNT OF INCREASE IN      GLOBAL NOTE FOLLOWING
                      PRINCIPAL AMOUNT OF THIS   PRINCIPAL AMOUNT OF THIS   SUCH DECREASE (OR IN-     SIGNATURE OF AUTHO-
DATE OF EXCHANGE      GLOBAL NOTE                GLOBAL NOTE                CREASE)                   RIZED OFFICER OF TRUSTEE
------------------------------------------------------------------------------------------------------------------------------


-------------------
(2) This should be included only if the Note is issued in global form.